OMNICOM REPORTS THIRD QUARTER 2023 RESULTS

Revenue of $3,578.1 million, with organic growth of 3.3%
Operating income of $560.8 million
Operating income margin of 15.7%
Diluted earnings per share of $1.86

NEW YORK, October 17, 2023 - Omnicom (NYSE: OMC) today announced results for the quarter ended September 30, 2023.

"We are pleased with our strong organic revenue growth of 3.3%, with notable performances in our Advertising & Media, Precision Marketing, and Healthcare disciplines. Our year-to-date organic growth of 4.0% remains in line with our full-year expectations, which reflects the resiliency of our business even in periods of economic uncertainty,” said John Wren, Chairman and Chief Executive Officer of Omnicom. “Omnicom continued to post strong profitability and earnings growth in the quarter, and our recent business wins validate the benefits of our client strategy in this rapidly evolving marketplace. We are very well positioned for a recovery in business conditions, with a strong balance sheet and leading creativity in all of our service disciplines."

Third Quarter 2023 Results

	Three Months Ended September 30,
$ in millions, except per share amounts	2023	2022
Revenue	$3,578.1	$3,443.4
Operating Income	560.8	546.0
Operating Income Margin	15.7%	15.9%
Net Income [1]	371.9	364.5
Net Income per Share - Diluted [1]	$1.86	$1.77
EBITA[2]	581.1	566.1
EBITA Margin[2]	16.2%	16.4%
Notes: 1) Net Income and Net Income per Share for Omnicom Group Inc.; 2) See non-GAAP reconciliations starting on page 9.

Revenues
Reported revenue in the third quarter of 2023 increased $134.7 million, or 3.9%, to $3,578.1 million.
Worldwide revenue growth in the third quarter of 2023 compared to the third quarter of 2022 was led by an increase in organic growth of $113.1 million, or 3.3%. The impact of foreign currency translation increased revenue by $59.1 million, or 1.7%. Acquisition revenue, net of disposition revenue, reduced revenue by $37.5 million, or 1.1%, primarily due to dispositions earlier in the year in the Execution & Support discipline, partially offset by acquisitions in the third quarter of 2023 in the Advertising & Media and Public Relations disciplines.

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Organic growth by discipline in the third quarter of 2023 compared to the third quarter of 2022 was as follows: 6.1% for Advertising & Media, 4.3% for Precision Marketing, 3.8% for Healthcare, and 9.2% for Experiential. Organic decline by discipline was as follows: 5.5% for Public Relations, 3.6% for Execution & Support, and 1.7% for Commerce & Branding.

Organic growth by region in the third quarter of 2023 compared to the third quarter of 2022 was as follows: 2.7% for the United States, 5.7% for Euro Markets & Other Europe, 4.4% for the United Kingdom, 19.2% for Latin America, and 2.5% for Asia Pacific. Organic decline by region was as follows: 10.8% for the Middle East & Africa, and 1.7% for Other North America.

Expenses
Operating expenses increased $119.9 million, or 4.1%, to $3,017.3 million in the third quarter of 2023 compared to the third quarter of 2022.

Salary and service costs, which tend to fluctuate with changes in revenue, are comprised of salary and related costs, third-party service costs, and third-party incidental costs. Salary and service costs include employee compensation and benefits costs and freelance labor. Salary and service costs increased $110.4 million, or 4.5%, to $2,586.5 million. Salary and related costs increased $7.6 million, or 0.4%, to $1,756.7 million, primarily due to an increase in headcount as a result of organic growth and acquisitions. Third-party service costs include third-party supplier costs when we act as principal in providing services to our clients. Third-party incidental costs primarily consist of client-related travel and incidental out-of-pocket costs that we bill back to the client directly at our cost and which we are required to include in revenue. Third-party service costs increased $90.6 million, or 15.4%, to $678.8 million as a result of organic growth, and third-party incidental costs increased $12.2 million, or 8.8%, to $151.0 million.

Occupancy and other costs, which are less directly linked to changes in revenue than salary and service costs, increased $7.6 million, or 2.7%, to $288.6 million, due to increases in other occupancy expenses, partially offset by lower rent.

SG&A expenses increased $3.4 million, or 3.9%, to $89.8 million, primarily due to higher professional fees related to acquisitions.

Operating Income
Operating income increased $14.8 million, or 2.7%, to $560.8 million in the third quarter of 2023 compared to the third quarter of 2022. The related operating income margin was 15.7% compared to 15.9% for the third quarter of 2022.

Interest Expense, net
Net interest expense in the third quarter of 2023 increased $9.2 million to $38.3 million compared to the third quarter of 2022. Interest expense increased $1.5 million to $53.5 million, and interest income decreased $7.7 million to $15.2 million primarily due to lower cash and short term investment balances.

Income Taxes
Our effective tax rate of 26% in the third quarter of 2023 was flat with the rate in the third quarter of 2022.

Net Income – Omnicom Group Inc. and Diluted Net Income per Share
Net income - Omnicom Group Inc. for the third quarter of 2023 increased $7.4 million, or 2.0%, to $371.9 million compared to the third quarter of 2022. Diluted shares outstanding for the third quarter of 2023 decreased 3.1% to 199.9 million from 206.3 million in the third quarter of 2022 as a result of net share repurchases. Diluted net income per share of $1.86 increased $0.09, or 5.1%, from $1.77 per share.

EBITA
EBITA increased $15.0 million, or 2.6%, to $581.1 million in the third quarter of 2023 compared to the third quarter of 2022. The related EBITA margin was 16.2% compared to 16.4% for the third quarter of 2022.

Risks and Uncertainties
Current global economic challenges, including the war in Ukraine, high and sustained inflation, rising interest rates, supply chain disruptions, credit market deterioration, and other macroeconomic factors, could cause economic uncertainty and volatility. The impact of these issues on our business will vary by geographic market and discipline. We closely monitor economic conditions, client revenue levels and other factors. In response to reductions in revenue, we can take actions to align our cost structure with changes in client demand and manage our working capital. However, there can be no assurance as to the effectiveness of our efforts to mitigate any impact of the current and future adverse economic conditions, reductions in client revenue, changes in client creditworthiness, and other developments.

Definitions - Components of Revenue Change
We use certain terms in describing the components of the change in revenue above.

Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue.

Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the disposition date. The acquisition revenue and disposition revenue amounts are netted in the description above.

Organic growth: calculated by subtracting the foreign exchange rate impact component and the acquisition revenue, net of disposition revenue component from total revenue growth.

Conference Call
Omnicom will host a conference call to review its financial results on Tuesday, October 17, 2023 at 4:30 p.m. Eastern Time. Participants can listen to the conference call by calling 844-291-5494 (domestic) or 409-207-6995 (international), along with access code 4961768. The call will also be simulcast and archived on our investor relations website.

Corporate Responsibility
At Omnicom, we are committed to promoting responsible practices and making positive contributions to society around the globe. Please explore our website (omnicomgroup.com/corporate-responsibility) for highlights of our progress across the areas on which we focus: Empower People, Protect Our Planet, Lead Responsibly.

About Omnicom
Omnicom (www.omnicomgroup.com) is a leading global marketing and corporate communications company. Omnicom’s branded networks and numerous specialty firms offer services in advertising, strategic media planning and buying, precision marketing, commerce and branding, experiential, customer relationship marketing (CRM), public relations, healthcare marketing and other specialty communications services to over 5,000 clients in more than 70 countries.

Contact

Investors:	Gregory Lundberg	greg.lundberg@omnicomgroup.com
Media:	Joanne Trout	joanne.trout@omnicomgroup.com

Non-GAAP Financial Measures
We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”), which we believe are meaningful for understanding our performance. EBITA is defined as operating income before interest, taxes, and amortization of intangible assets, and EBITA margin is defined as EBITA divided by revenue. We use EBITA and EBITA margin as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization arising from acquisitions). We also use Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITA, Adjusted EBITA Margin, Adjusted Income Tax Expense, Adjusted Net Income – Omnicom Group Inc. and Adjusted Net Income per diluted share – Omnicom Group Inc. as additional operating performance measures. We believe these measures are useful in evaluating the impact of certain items on operating performance and allow for comparability between reporting periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements
Certain statements in this press release constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial position, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: adverse economic conditions, including those caused by the war in Ukraine, the lingering effects of the COVID-19 pandemic, high and persistent inflation in countries that comprise our major markets, rising interest rates, and supply chain issues affecting the distribution of our clients’ products; international, national or local economic conditions that could adversely affect the Company or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and a deterioration or a disruption in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes related to competitive factors in the advertising, marketing and corporate communications industries; the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems; changes in legislation or governmental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with its critical accounting estimates and legal proceedings; and the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and regulatory environment;effectively managing the risks, challenges and efficiencies presented by utilizing Artificial Intelligence (AI) technologies and partnerships in our business; and risks related to our environmental, social and governance goals and initiatives, including impacts from regulators and other stakeholders, and the impact of factors outside of our control on such goals and initiatives. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

OMNICOM GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended September 30,
	2023	2022
Revenue	$3,578.1	$3,443.4
Operating Expenses:
Salary and service costs	2,586.5	2,476.1
Occupancy and other costs	288.6	281.0
Cost of services	2,875.1	2,757.1
Selling, general and administrative expenses	89.8	86.4
Depreciation and amortization	52.4	53.9
Total operating expenses	3,017.3	2,897.4
Operating Income	560.8	546.0
Interest Expense	53.5	52.0
Interest Income	15.2	22.9
Income Before Income Taxes and Income From Equity Method Investments	522.5	516.9
Income Tax Expense	136.1	134.7
Income From Equity Method Investments	1.9	1.1
Net Income	388.3	383.3
Net Income Attributed To Noncontrolling Interests	16.4	18.8
Net Income - Omnicom Group Inc.	$371.9	$364.5
Net Income Per Share - Omnicom Group Inc.:
Basic	$1.88	$1.78
Diluted	$1.86	$1.77

Revenue	$3,578.1	$3,443.4
Operating Margin %	15.7%	15.9%
EBITA	$581.1	$566.1
EBITA Margin %	16.2%	16.4%

Dividends Declared Per Common Share	$0.70	$0.70

OMNICOM GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	Nine Months Ended September 30,
	2023	2022
Revenue	$10,631.3	$10,420.9
Operating Expenses:
Salary and service costs	7,747.2	7,533.9
Occupancy and other costs	877.9	874.2
Real estate and other repositioning costs[1,2]	191.5	—
Charges arising from the effects of the war in Ukraine[2]	—	113.4
Gain on disposition of subsidiary[1]	(78.8)	—
Cost of services	8,737.8	8,521.5
Selling, general and administrative expenses	278.1	294.0
Depreciation and amortization	157.4	164.8
Total operating expenses	9,173.3	8,980.3
Operating Income	1,458.0	1,440.6
Interest Expense	165.9	154.2
Interest Income	80.9	42.2
Income Before Income Taxes and Income From Equity Method Investments	1,373.0	1,328.6
Income Tax Expense[1,2]	360.7	383.3
Income From Equity Method Investments	3.1	2.6
Net Income[1,2]	1,015.4	947.9
Net Income Attributed To Noncontrolling Interests	49.7	61.2
Net Income - Omnicom Group Inc.[1,2]	$965.7	$886.7
Net Income Per Share - Omnicom Group Inc.:
Basic	$4.84	$4.30
Diluted[1,2]	$4.78	$4.27

Revenue	$10,631.3	$10,420.9
Operating Margin %	13.7%	13.8%
EBITA	$1,516.9	$1,500.9
EBITA Margin %	14.3%	14.4%

Dividends Declared Per Common Share	$2.10	$2.10

(1) For the nine months ended September 30, 2023, operating expenses included real estate operating lease impairment charges, severance, and other exit costs related to repositioning actions we took in the first and second quarters of 2023 to reduce our real estate requirements, rebalance our workforce, and consolidate operations in certain markets. In addition, in the second quarter of 2023, we recorded a gain on disposition of certain of our research businesses in the Execution & Support discipline. The net aggregate impact to Operating Income for the nine months ended September 30, 2023 was a reduction of $112.7 million ($89.6 million after tax). The net aggregate effect of these items in the nine months ended September 30, 2023 to diluted net income per share - Omnicom Group Inc. was a decrease of $0.44.

(2) For the nine months ended September 30, 2022, operating expenses included $113.4 million of charges recorded in the first quarter of 2022 as well as an additional net income tax charge of $4.8 million related to the disposition of our businesses in Russia, which reduced net income - Omnicom Group Inc. by $118.2 million and diluted net income per share - Omnicom Group Inc. by $0.57.

OMNICOM GROUP INC. AND SUBSIDIARIES
DETAIL OF OPERATING EXPENSES
(Unaudited)
(In millions)

	Three Months Ended September 30,
	2023	2022
Revenue	$3,578.1	$3,443.4
Operating Expenses:
Salary and service costs:
Salary and related costs	1,756.7	1,749.1
Third-party service costs[1]	678.8	588.2
Third-party incidental costs[2]	151.0	138.8
Total salary and service costs	2,586.5	2,476.1
Occupancy and other costs	288.6	281.0
Cost of services	2,875.1	2,757.1
Selling, general and administrative expenses	89.8	86.4
Depreciation and amortization	52.4	53.9
Total operating expenses	3,017.3	2,897.4
Operating Income	$560.8	$546.0

	Nine Months Ended September 30,
	2023	2022
Revenue	$10,631.3	$10,420.9
Operating Expenses:
Salary and service costs:
Salary and related costs	5,306.7	5,344.5
Third-party service costs[1]	2,033.9	1,799.0
Third-party incidental costs[2]	406.6	390.4
Total salary and service costs	7,747.2	7,533.9
Occupancy and other costs	877.9	874.2
Real estate and other repositioning costs	191.5	—
Charges arising from the effects of the war in Ukraine	—	113.4
Gain on disposition of subsidiary	(78.8)	—
Cost of services	8,737.8	8,521.5
Selling, general and administrative expenses	278.1	294.0
Depreciation and amortization	157.4	164.8
Total operating expenses	9,173.3	8,980.3
Operating Income	$1,458.0	$1,440.6
(1) Third-party service costs include third-party supplier costs when we act as principal in providing services to our clients.
(2) Third-party incidental costs primarily consist of client-related travel and incidental out-of-pocket costs which we bill back to the client directly at our cost and which we are required to include in revenue.

OMNICOM GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Income - Omnicom Group Inc.	$371.9	$364.5	$965.7	$886.7
Net Income Attributed To Noncontrolling Interests	16.4	18.8	49.7	61.2
Net Income	388.3	383.3	1,015.4	947.9
Income From Equity Method Investments	1.9	1.1	3.1	2.6
Income Tax Expense	136.1	134.7	360.7	383.3
Income Before Income Taxes and Income From Equity Method Investments	522.5	516.9	1,373.0	1,328.6
Interest Expense	53.5	52.0	165.9	154.2
Interest Income	15.2	22.9	80.9	42.2
Operating Income	560.8	546.0	1,458.0	1,440.6
Add back: Amortization of intangible assets	20.3	20.1	58.9	60.3
Earnings before interest, taxes and amortization of intangible assets (“EBITA”)	$581.1	$566.1	$1,516.9	$1,500.9

Real estate and other repositioning costs	—	—	191.5	—
Charges arising from the effects of the war in Ukraine	—	—	—	113.4
Gain on disposition of subsidiary	—	—	(78.8)	—
EBITA - Adjusted	$581.1	$566.1	$1,629.6	$1,614.3

Revenue	$3,578.1	$3,443.4	$10,631.3	$10,420.9
EBITA	$581.1	$566.1	$1,516.9	$1,500.9
EBITA Margin %	16.2%	16.4%	14.3%	14.4%
EBITA - Adjusted	$581.1	$566.1	$1,629.6	$1,614.3
EBITA Margin % - Adjusted	16.2%	16.4%	15.3%	15.5%
The above table reconciles the U.S. GAAP financial measure of Net Income - Omnicom Group Inc. to EBITA (defined as earnings before interest, taxes and amortization of intangible assets) and EBITA Margin (defined as EBITA divided by revenue) for the periods presented. The above table also presents non-GAAP adjustments to EBITA to present EBITA- Adjusted for the periods presented. We use EBITA and EBITA Margin as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization of intangible assets arising from acquisitions). Accordingly, we believe EBITA and EBITA Margin are useful measures for investors to evaluate the performance of our business.

OMNICOM GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions)

	Three Months Ended September 30,
	Reported 2023	Non-GAAP Adj.	Non-GAAP 2023 Adj.	Reported 2022	Non-GAAP Adj.	Non-GAAP 2022 Adj.
Revenue	$3,578.1	$—	$3,578.1	$3,443.4	$—	$3,443.4

Operating Expenses	3,017.3	—	3,017.3	2,897.4	—	2,897.4
Operating Income	560.8	—	560.8	546.0	—	546.0
Operating Income Margin %	15.7%		15.7%	15.9%		15.9%

Add back: Amortization of intangible assets	20.3	—	20.3	20.1	—	20.1
EBITA[1]	$581.1	$—	$581.1	$566.1	$—	$566.1
EBITA Margin %[1]	16.2%		16.2%	16.4%		16.4%

	Nine Months Ended September 30,
	Reported 2023	Non-GAAP Adj. (2)	Non-GAAP 2023 Adj.	Reported 2022	Non-GAAP Adj. (2)	Non-GAAP 2022 Adj.
Revenue	$10,631.3	$—	$10,631.3	$10,420.9	$—	$10,420.9

Operating Expenses[2]	9,173.3	(112.7)	9,060.6	8,980.3	(113.4)	8,866.9
Operating Income	1,458.0	112.7	1,570.7	1,440.6	113.4	1,554.0
Operating Income Margin %	13.7%		14.8%	13.8%		14.9%

Add back: Amortization of intangible assets	58.9	—	58.9	60.3	—	60.3
EBITA[1]	$1,516.9	$112.7	$1,629.6	$1,500.9	$113.4	$1,614.3
EBITA Margin %[1]	14.3%		15.3%	14.4%		15.5%

(1)     See Non-GAAP reconciliation on page 9.
(2)    For the nine months ended September 30, 2023, operating expenses included real estate operating lease impairment charges, severance, and other exit costs related to repositioning actions we took in the first and second quarters of 2023 to reduce our real estate requirements, rebalance our workforce, and consolidate operations in certain markets. In addition, in the second quarter of 2023, we recorded a gain on disposition of certain of our research businesses in the Execution & Support discipline. There was no impact to Operating Income for the three months ended September 30, 2023 from this disposition. The net aggregate impact to Operating Income for the nine months ended September 30, 2023 was a reduction of $112.7 million ($89.6 million after tax). The net aggregate effect of these items in the nine months ended September 30, 2023 to diluted net income per share - Omnicom Group Inc. was a decrease of $0.44.
For the nine months ended September 30, 2022, operating expenses included $113.4 million of charges recorded in the first quarter of 2022 as well as an additional net income tax charge of $4.8 million related to the disposition of our businesses in Russia, which reduced net income - Omnicom Group Inc. by $118.2 million and diluted net income per share - Omnicom Group Inc. by $0.57.

OMNICOM GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating Income - Reported	$560.8	$546.0	$1,458.0	$1,440.6
Real estate and other repositioning costs	—	—	191.5	—
Charges arising from the effects of the war in Ukraine	—	—	—	113.4
Gain on disposition of subsidiary	—	—	(78.8)	—
Non-GAAP Operating Income - Adjusted	$560.8	$546.0	$1,570.7	$1,554.0

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Income Tax Expense - Reported	$136.1	$134.7	$360.7	$383.3
Income tax expense related to:
Real estate and other repositioning costs	—	—	46.0	—
Charges arising from the effects of the war in Ukraine	—	—	—	(4.8)
Gain on disposition of subsidiary	—	—	(22.9)	—
Non-GAAP Income Tax Expense- Adjusted	$136.1	$134.7	$383.8	$378.5

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
	Net Income	Net Income per Share- Diluted	Net Income	Net Income per Share- Diluted	Net Income	Net Income per Share- Diluted	Net Income	Net Income per Share- Diluted
Net Income - Omnicom Group Inc. - Reported	$371.9	$1.86	$364.5	$1.77	$965.7	$4.78	$886.7	$4.27
Real estate and other repositioning costs	—	—	—	—	145.5	0.72	—	—
Charges arising from the effects of the war in Ukraine	—	—	—	—	—	—	118.2	0.57
Gain on disposition of subsidiary	—	—	—	—	(55.9)	(0.28)	—	—
Non-GAAP Net Income - Omnicom Group Inc. - Adjusted[1]	$371.9	$1.86	$364.5	$1.77	$1,055.3	$5.22	$1,004.9	$4.84

(1)     Diluted Shares for the three months ended September 30, 2023 and 2022 in millions were 199.9 and 206.3, respectively. Diluted Shares for the nine months ended September 30, 2023 and 2022 in millions were 202.0 and 207.6, respectively.
The above tables reconcile GAAP financial measures of Operating Income, Income Tax Expense, and Net Income-Omnicom Group Inc., to adjusted Non-GAAP financial measures of Non-GAAP Operating Income - Adjusted, Non-GAAP Income Tax Expense - Adjusted, and Non-GAAP Net Income-Omnicom Group Inc.-Adjusted for the periods presented. Management believes excluding the charges arising from the effects of the war in Ukraine, partially offset by a gain on the disposition of a subsidiary, and repositioning costs provides investors with a better picture of the performance of the business during the periods presented.